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Exhibit No. 10(F)

                           THE PROGRESSIVE CORPORATION
                              2003 GAINSHARING PLAN

1. The Progressive Corporation and its subsidiaries (collectively "Progressive" or the "Company") have adopted The Progressive Corporation 2003 Gainsharing Plan (the "Plan") as part of their overall compensation program. The Plan is performance-based and is administered under the direction of the Compensation Committee of the Board of Directors of The Progressive Corporation (the "Committee").

2. Plan participants for each Plan year shall be selected by the Committee from those officers and regular employees of Progressive who are assigned primarily to the Core Business (as defined below), another operating business unit or a corporate support function. The gainsharing opportunity, if any, for those executive officers who participate in The Progressive Corporation 1999 Executive Bonus Plan (as amended) will be provided by and be a component of that plan.

3. Annual Gainsharing Payments under the Plan will be determined by application of the following formula:

              Annual      Paid        Target     Performance
           Gainsharing = Earnings x Percentage x  Factor
             Payment

4. Paid Earnings for any Plan year means the following items paid to a participant for the Plan year: (a) regular, vacation, sick, holiday, funeral and overtime pay, (b) retroactive payments of any of the foregoing items relating to the same Plan year and (c) for the 2003 Plan year only, any lump sum merit award for calendar year 2002 performance, which is payable in 2003.



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      For purposes of the Plan, Paid Earnings shall not include any short-term or long-term disability payments made to the participant, the earnings replacement component of any worker's compensation award, any lump sum merit award earned for any calendar year after 2002, payments from the merit cash pool or any other bonus or incentive compensation awards.

      Notwithstanding the foregoing, if the sum of the regular, vacation, sick, holiday and funeral pay received by a participant during a Plan year exceeds his/her salary range maximum for the Plan year (determined as of the end of the 24th pay period), then his/her Paid Earnings for that Plan year shall equal his/her salary range maximum, plus any of the following items received by such participant for that Plan year: (a) overtime pay,
      (b) for the 2003 Plan year only, any lump sum merit award for calendar year 2002 performance, which is payable in 2003 and (c) retroactive payments of regular, vacation, sick, holiday, overtime and funeral pay relating to that Plan year.

5. Target Percentages vary by position. Target Percentages for Plan participants typically are as follows:


         ======================================      =============
                       POSITION                         TARGET %
         --------------------------------------      -------------
           Senior Executives, Executive Level          40 - 135%
           Managers and Business Leaders
         --------------------------------------      -------------
           Top Managers                                30 - 45%
         --------------------------------------      -------------
           Senior Managers                             20 - 25%
         --------------------------------------      -------------
           Middle Managers                             10 - 20%
         --------------------------------------      -------------
           Senior Professionals and Managers            9 - 15%
         --------------------------------------      -------------
           Professionals and Supervisors                2 - 8%
         ======================================      =============



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      Target Percentages will be established within the above ranges by, and may be changed with the approval of the following officers of The Progressive Corporation (collectively, the "Designated Executives"): (a) the Chief Executive Officer, and (b) either the Chief Human Resource Officer or the Chief Financial Officer. Target Percentages also may be changed from year to year by the Designated Executives.

6.    The Performance Factor

      A.    General

            The Performance Factor shall consist of one or more Profitability and Growth Components, as described below ("Performance Components"). The Performance Components may be weighted to reflect the nature of the individual participant's assigned responsibilities. The weighting factors may differ among participants and will be determined, and may be changed from year to year, by or under the direction of the Committee.

      B.    Profitability and Growth Components

            The Profitability and Growth Components measure the overall operating performance of Progressive's Core Business (including the Agent Business Segment, the Direct Business Segment and the Commercial Vehicle Business Segment, but excluding the Diversified Businesses Group and Midland Financial Group, Inc.), or a designated Business Segment or Sub-Unit thereof, for the Plan year for which an Annual Gainsharing Payment is to be made. For purposes of computing a Performance Score for these Components, operating performance results are measured by one or more Performance Matrices, as established by or under the direction of the Committee for the Plan year, which assign a Profitability and Growth Performance Score to various combinations of profitability (as measured by the Combined Ratio)


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            and growth (based on year-to-year change in Net Earned Premiums)
            outcomes.

            For 2003, and for each Plan year thereafter until otherwise determined by the Committee, separate Performance Scores will be determined, and separate Gainsharing Matrices will be used, for the Agent Business Segment, the Direct Business Segment and the Commercial Vehicle Business Segment. For purposes hereof, the Agent Business Segment includes Agent Auto (including Strategic Alliances Agent Auto) and Agent Special Lines. The Direct Business Segment includes Auto Pro (including Strategic Alliances Direct Auto), Internet and Direct Special Lines. For purposes of this Plan, the Diversified Businesses Group's and Midland Financial Group, Inc.'s results are excluded from the Agent, Direct and Commercial Vehicle Business Segments and, thus, from Core Business results. Net operating gains/losses from other Core products, if any, will be apportioned among the Agent, Direct and Commercial Vehicle Business Segments in accordance with the respective amount(s) of Net Earned Premiums generated by such products in each such Business Segment and the apportioned gains/losses will be included in the calculation of the Combined Ratio.

            The Combined Ratio will be separately determined for each of the Agent Business Segment, the Direct Business Segment and the Commercial Vehicle Business Segment, and for any designated Sub-Unit thereof (e.g., in the Agent Business Segment, performance may also be separately measured for each geographic region) using the GAAP combined ratio as the measure of profitability. The Combined Ratio of each such Business Segment or Sub-Unit will then be matched with growth in Net Earned Premiums for such Business Segment or Sub-Unit, using the applicable Gainsharing Matrix, to determine a Performance Score.



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      C.    Component Weighting

            For most participants, the Performance Factor will be determined solely by the performance results for the Core Business, consisting of the Agent, Direct and Commercial Vehicle Business Segments. The Performance Score for each of the Agent, Direct and Commercial Vehicle Business Segments will be separately determined, as described above, by application of the appropriate Gainsharing Matrix. The resulting Performance Scores for each of the Agent, Direct and Commercial Vehicle Business Segments will then be assigned and multiplied by a weighting factor (based on the percentage of Net Earned Premiums generated by each such Business Segment during the Plan year), the weighted Performance Scores will be combined and the sum of the weighted Performance Scores will be the Performance Score for the Core Business.

            As noted above, for most participants, the Performance Factor will be the Performance Score for the Core Business. For certain employees designated by or under the direction of the Committee, however, the Performance Factor will be based on the Performance Scores for both the Core Business, as a whole, and their assigned Business Segment. Generally, for these employees, the Performance Factor will be based 50% on the Core Business Performance Score and 50% on their assigned Business Segment's Performance Score. However, for those employees assigned principally to the Agent Business Segment who are designated by or under the direction of the Committee, the Performance Factor will be based 50% on the Core Business Performance Score, 25% on the Agent Business Segment Performance Score and 25% on the Performance Score for the Agent Business Segment in his or her assigned geographic region. With respect to those IT Business Leaders selected by the Designated Executives, the Performance Factor will be based 75% on the Core Business Performance Score and 25% on their assigned Business Segment Performance Score.



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            The Performance Score for each Performance Component will be multiplied by the assigned weighting factor to produce a Weighted Performance Score. The sum of the Weighted Performance Scores equals the Performance Factor. The final Performance Factor can vary from 0 to 2.0, based on actual performance versus the pre-established objectives.

7. Subject to Paragraph 8 below, no later than December 31 of each Plan year, each participant will receive an initial payment in respect of his or her Annual Gainsharing Payment for that Plan year equal to 75% of an amount calculated on the basis of Paid Earnings for the first 24 pay periods of the Plan year, estimated earnings for the remainder of the Plan year, performance data through the first 11 months of the Plan year (estimated, if necessary) and forecasted operating results for the remainder of the Plan year. No later than February 15 of the following year, each participant shall receive the balance of his or her Annual Gainsharing Payment, if any, for such Plan year, based on his or her Paid Earnings and performance data for the entire Plan year.

      Any Plan participant who is then eligible to participate in The Progressive Corporation Executive Deferred Compensation Plan ("Deferral Plan") may elect to defer all or a portion of the Annual Gainsharing Payment otherwise payable to him/her under this Plan, subject to and in accordance with the terms of the Deferral Plan.

8. Unless otherwise determined by the Committee, and except as expressly provided herein, in order to be entitled to receive an Annual Gainsharing Payment for any Plan year, the participant must be assigned to the Core Business or a participating business unit or support function, and be an active employee of the Company, on December 1of the Plan year ("Qualification Date"). Individuals who are hired after December 1 of any Plan year are not entitled to an Annual Gainsharing Payment for that Plan year.



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      Any participant who is on a leave of absence covered by the Family and
      Medical Leave Act of 1993, personal leave of absence with the approval of the Company, military leave or short or long-term disability on the Qualification Date with respect to any Plan year will be entitled to receive an Annual Gainsharing Payment for such Plan year, calculated as provided in Paragraphs 3 and 7 above and based on the amount of Paid Earnings received by such participant during the Plan year.

      Annual Gainsharing will be net of any legally required deductions for federal, state and local taxes and other items.

9. The right to any Annual Gainsharing Payment hereunder may not be sold, transferred, assigned or encumbered by any participant. Nothing herein shall prevent any participant's interest hereunder from being subject to involuntary attachment, levy or other legal process.

10. The Plan shall be administered by or under the direction of the Committee. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines, procedures and practices governing the Plan as it shall, from time to time, in its sole discretion, deem advisable.

      The Committee shall have full authority to determine the manner in which the Plan will operate, to interpret the provisions of the Plan and to make all determinations hereunder. All such interpretations and determinations shall be final and binding on Progressive, all Plan participants and all other parties. No such interpretation or determination shall be relied on as a precedent for any similar action or decision.

      Unless otherwise determined by the Committee, all of the authority of the Committee hereunder (including, without limitation, the authority to administer the Plan, select the persons entitled to participate herein, interpret the provisions thereof, waive any of the requirements specified herein and make determinations hereunder and to select, establish, change or modify Performance Components and their respective


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      weighting factors, performance targets and Target Percentages) may be exercised by the Designated Executives. In the event of a dispute or conflict, the determination of the Committee will govern.

11. The Plan may be terminated, amended or revised, in whole or in part, at any time and from time to time by the Committee, in its sole discretion.

12. The Plan will be unfunded and all payments due under the Plan shall be made from Progressive's general assets.

13. Nothing in the Plan shall be construed as conferring upon any person the right to remain a participant in the Plan or to remain employed by Progressive, nor shall the Plan limit Progressive's right to discipline or discharge any of its officers or employees or change any of their job titles, duties or compensation.

14. Progressive shall have the unrestricted right to set off against or recover out of any Annual Gainsharing Payment or other sums owed to any participant under the Plan any amounts owed by such participant to Progressive.

15. This Plan supersedes all prior plans, agreements, understandings and arrangements regarding bonuses or other cash incentive compensation payable to participants by or due from Progressive. Without limiting the generality of the foregoing, this Plan supersedes and replaces The Progressive Corporation 2002 Gainsharing Plan and the Diversified Business Group 2002 Gainsharing Plan, as heretofore in effect (collectively, the "Prior Plans"), which are and shall be deemed to be terminated as of December 31, 2002 (the "Termination Date"); provided, that any bonuses or other sums earned and payable under the Prior Plans with respect to any Plan year ended on or prior to the Termination Date shall be unaffected by such termination and shall be paid to the appropriate participants when and as provided thereunder.



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16.   This Plan is adopted, and is to be effective, as of January 1, 2003. This
      Plan shall be effective for 2003 and for each calendar year thereafter unless and until terminated by the Committee.

17. This Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.






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